As filed with the Securities and Exchange Commission on June 30, 2000

                                                      Registration No. 333-37516

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            -------------------------
                               Amendment No. 1 to
                                    FORM S-1
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                            -------------------------

                                HORIZON PCS, INC.
             (Exact name of registrant as specified in its charter)

        Delaware                     4812                       31-1707839
(State of Incorporation)   (Primary Standard Industrial      (I.R.S. Employer
                           Classification Code Number)      Identification No.)
                            -------------------------

                               68 East Main Street
                          Chillicothe, Ohio 45601-0480
                                 (740) 772-8200
               (Address, including zip code and telephone number,
                      including area code, of registrant's
                          principal executive offices)
                            -------------------------

                              Mr. William A. McKell
                      President and Chief Executive Officer
                                Horizon PCS, Inc.
                               68 East Main Street
                          Chillicothe, Ohio 45601-0480
                                 (740) 772-8200
 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                            -------------------------
                                   Copies To:
T. Clark Fitzgerald III, Esq.                 Gary P. Cullen, Esq.
 Donald I. Hackney, Jr., Esq.    Skadden, Arps, Slate, Meagher & Flom (Illinois)
 Arnall Golden & Gregory, LLP                 333 West Wacker Drive
   2800 One Atlantic Center                        Suite 2100
  1201 West Peachtree Street                 Chicago, Illinois 60606
 Atlanta, Georgia 30309-3450                     (312) 407-0700
        (404) 873-8500

                            -------------------------

     Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of the Registration Statement.

     If any of the securities being registered on this form are being offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [ ]

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16.      Exhibits and Financial Statement Schedules

         (a)      Exhibits:

        Exhibit
        Number      Description
        ------      -----------

          1.1*      Form  of   Underwriting   Agreement.

          2.1*** Asset Purchase Agreement, dated May 19, 2000, by and between Sprint PCS, Inc. and Horizon Personal Communications, Inc.

          2.2*** Contribution and Exchange Agreement, as amended, dated May 4, 2000, by and among Horizon Personal Communications, Inc., Horizon Telcom, Inc., the Registrant and those persons listed on the attachment to the Contribution and Exchange Agreement.

          3.1**     Form of Certificate of Incorporation of Horizon PCS.

          3.2**     Bylaws of Horizon PCS.

          4.1*      Specimen Common Stock Certificate.

          5.1* Form of opinion of Arnall Golden & Gregory, LLP regarding legality of the common stock being issued.

          10.1* Form of Employment Agreement, dated May __, 2000, by and between Registrant and William A. McKell

          10.2* Form of Employment Agreement, dated May __, 2000, by and between Registrant and Peter M. Holland

          10.3+ Sprint PCS Management Agreement between Sprint Spectrum, L.P., SprintCom, Inc. and Horizon Personal Communications, Inc., dated June 8, 1998.

          10.4+ Sprint PCS Services Agreement between Sprint Spectrum L.P. and Horizon Personal Communications, Inc., dated June 8, 1998.

          10.5 Sprint Trademark and Service Mark License Agreement between Sprint Communications Company, L.P. and Horizon Personal Communications, Inc., dated June 8, 1998.

          10.6      Sprint Spectrum Trademark and Service Mark License Agreement
                    between   Sprint   Spectrum   L.P.   and  Horizon   Personal
                    Communications, Inc., dated June 8, 1998.

          10.7+ Sprint PCS Management Agreement between Wirelessco, L.P., SprintCom, Inc., Sprint Spectrum, L.P. and Bright Personal Communications Services, LLC, dated October 13, 1999.

          10.8+ Sprint PCS Services Agreement between Sprint Spectrum, L.P. and Bright Personal Communications Services, LLC, dated October 13, 1999.

          10.9 Sprint Trademark and Service Mark License Agreement between Sprint Communications Company, L.P. and Bright Personal Communications Services, LLC, dated October 13, 1999.

          10.10     Sprint Spectrum Trademark and Service Mark License Agreement
                    between   Sprint   Spectrum,   L.P.   and  Bright   Personal
                    Communications Services, LLC, dated October 13, 1999.

          10.11*    Loan   Agreement   by   and   between    Horizon    Personal
                    Communications,    Inc.   and   Rural   Telephone    Finance
                    Cooperative, dated August 29, 1997.

          10.12*    Horizon Telcom Guaranty, dated August 29, 1997.

          10.13*    Loan    Agreement,    by   and   between   Bright   Personal
                    Communications Services, LLC and Rural Telephone Finance Corporation, dated April 28, 2000.

          10.14 Loan Agreement dated May 31, 2000 by and between Horizon Personal Communications, Inc. and Rural Telephone Finance Cooperative.

          10.15 Amendment to Loan Agreement dated as of June __, 2000 by and between Horizon Personal Communications, Inc. and Rural Telephone Finance Cooperative.

          10.16     Horizon Telcom Guaranty dated June __, 2000.

          10.17* Commitment letter from RTFC with regard to $235 million loan to the Registrant

          10.18* Registration Rights Agreement, dated June __, 2000, by and among the Registrant and those persons listed on the attachment to the Contribution and Exchange Agreement.

          10.19+ Network Services Agreement by and between West Virginia PCS Alliance, L.C., Virginia PCS Alliance, L.C. and Horizon Personal Communications, Inc., dated August 12, 1999.

          10.20 Assignment and Agreement by and between SprintCom, Inc., Horizon Personal Communications, Inc., West Virginia PCS Alliance, L.C. and Virginia PCS Alliance, L.C., dated August 12, 1999.

          10.21* Purchase and Sale Agreement by and between Motorola, Inc. and Horizon Personal Communications, Inc., dated May 2, 1997.

          10.22* Bridge Note Purchase Agreement by and between Horizon Personal Communications, Inc. and First Union Investors, Inc., dated February 15, 2000

          10.23*    13%  Senior   Subordinated   Promissory  Note  from  Horizon
                    Personal Communications, Inc. to First Union Investors, Inc., dated February 15, 2000.

          10.24*    Conversion  Agreement,   by  and  between  Horizon  Personal
                    Communications and First Union Investors, Inc., dated _____,

          10.25*    Form of Horizon PCS, Inc. 2000 Stock Option Plan.

          10.26+ Site Development Agreement by and between Horizon Personal Communications, Inc. and SBA Towers, Inc., dated August 17, 1999.

          10.27+ Master Site Agreement by and between SBA Towers, Inc. and Horizon Personal Communications, Inc., dated July __, 1999.

          10.28+    Master  Design  Build   Agreement  by  and  between  Horizon
                    Personal Communications, Inc. and SBA Towers, Inc., dated August 17, 1999.

          10.29+ Master Site Agreement by and between SBA Towers, Inc. and Bright Personal Communications Services, LLC, dated October 1, 1999.

          10.30 Master Design Build Agreement by and between Bright Personal Communications Services, LLC and SBA Towers, Inc., dated October 1, 1999.

          10.31 Services Agreement, dated May 1, 2000, between Horizon Personal Communication, Inc. and Horizon Services, Inc.

          10.32 Lease Agreement, dated May 1, 2000 between Chillicothe Telephone Company and Horizon Personal Communications, Inc.

          10.33 Services Agreement, dated May ____, 2000 between Horizon Personal Communications, Inc. and United Communications, Inc.

          10.34     Form  of  Indemnification  Agreement  dated  ______________,
                    2000.

          10.35* Amended and Restated Tax Allocation Agreement dated May 1, 2000 by and among Horizon Telcom, Inc., Chillicothe Telephone Company, Horizon Personal Communications, Inc., United Communications, Inc., Horizon Services, Inc., and Horizon PCS, Inc.

          10.36     Form of Lock-up Agreement.

          21.1**    Subsidiaries of Horizon

          23.1      Consent of Arthur Andersen, LLP

          23.2 * Consent of Arnall Golden & Gregory, LLP (contained in legal opinion filed as Exhibit 5.1)

          24.1      Powers of Attorney (set forth on the signature page hereto)

          27.1      * Financial Data Schedule


          --------------------

*    to be filed by amendment.

**   previously filed.

*** In accordance with Item 601(b)(2) of Regulation S-K, the schedules have been omitted and a list briefly describing the schedules is at the end of the Exhibit. The Registrant will furnish supplementally a copy of any omitted schedule to the Commission upon request.

+ The Registrant has requested confidential treatment for certain portions of this exhibit pursuant to Rule 406 of the Securities Act of 1933, as amended.


(b)      Financial Statement Schedules:

The following is the schedule  filed as a part of the  registration  statement -
Schedule II - Valuation and Qualifying Accounts.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chillicothe, State of Ohio, on the 30 th day of June, 2000.

                             HORIZON PCS, INC.


                             By: /s/ William A. McKell
                                 --------------------------------------
                                  William A. McKell
                                  Chairman of the Board, President, and Chief
                                  Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to Registration Statement has been signed by the following person in the capacities and on the dates indicated.


                 Name                                   Title                                  Date
                 ----                                   -----                                  ----

        /s/  William A. McKell          Chairman of the Board, President and              June 30, 2000
----------------------------------
         William A. McKell              Chief Executive Officer (Principal
                                        Executive Officer)

        /s/ Peter M. Holland            Chief Financial Officer; Director                 June 30, 2000
----------------------------------
        Peter M. Holland                (Principal Financial and Accounting
                                        Officer)

         /s/  Thomas McKell*            Director                                          June 30, 2000
         Thomas McKell


        /s/  Phoebe H. McKell*          Director                                          June 30, 2000
----------------------------------
         Phoebe H. McKell


        /s/  Lonnie D. Pedersen         Director                                          June 30, 2000
----------------------------------
         Lonnie D. Pedersen

*By:     /s/ Peter M. Holland
----------------------------------
              Peter M. Holland
              Attorney-in-Fact


                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS that Lonnie D. Pedersen constitutes and appoints William A. McKell and Peter M. Holland and each of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, any related registration statement filed pursuant to Rule 462 promulgated pursuant to the Securities Act, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     In accordance with the requirements of the Securities Act of 1933, this registration statement was signed below by the following person in the capacity and on the date indicated.

Name                                       Title             Date
----                                       -----             ----

/s/  Lonnie D. Pedersen                    Director          June 30, 2000
------------------------------------
     Lonnie D. Pedersen

                              INDEX TO EXHIBITS
      Exhibit
      Number        Description
      ------        -----------

          1.1*      Form of Underwriting Agreement.

          2.1 Asset Purchase Agreement, dated May 19, 2000, by and between Sprint PCS, Inc. and Horizon Personal Communications, Inc.

          2.2 Contribution and Exchange Agreement, as amended, dated May 4, 2000, by and among Horizon Personal Communications, Inc., Horizon Telcom, Inc., the Registrant and those persons listed on the attachment to the Contribution and Exchange Agreement.

          3.1**     Form of Certificate of Incorporation of Horizon PCS.

          3.2**     Bylaws of Horizon PCS.

          4.1*      Specimen Common Stock Certificate.

          5.1* Form of opinion of Arnall Golden & Gregory, LLP regarding legality of the common stock being issued.

          10.1* Form of Employment Agreement, dated May __, 2000, by and between Registrant and William A. McKell

          10.2* Form of Employment Agreement, dated May __, 2000, by and between Registrant and Peter M. Holland

          10.3+ Sprint PCS Management Agreement between Sprint Spectrum, L.P., SprintCom, Inc. and Horizon Personal Communications, Inc., dated June 8, 1998.

          10.4+ Sprint PCS Services Agreement between Sprint Spectrum L.P. and Horizon Personal Communications, Inc., dated June 8, 1998.

          10.5 Sprint Trademark and Service Mark License Agreement between Sprint Communications Company, L.P. and Horizon Personal Communications, Inc., dated June 8, 1998.

          10.6      Sprint Spectrum Trademark and Service Mark License Agreement
                    between   Sprint   Spectrum   L.P.   and  Horizon   Personal
                    Communications, Inc., dated June 8, 1998.

          10.7+ Sprint PCS Management Agreement between Wirelessco, L.P., SprintCom, Inc., Sprint Spectrum, L.P. and Bright Personal Communications Services, LLC, dated October 13, 1999.

          10.8+ Sprint PCS Services Agreement between Sprint Spectrum, L.P. and Bright Personal Communications Services, LLC, dated October 13, 1999.

          10.9 Sprint Trademark and Service Mark License Agreement between Sprint Communications Company, L.P. and Bright Personal Communications Services, LLC, dated October 13, 1999.

          10.10     Sprint Spectrum Trademark and Service Mark License Agreement
                    between   Sprint   Spectrum,   L.P.   and  Bright   Personal
                    Communications Services, LLC, dated October 13, 1999.

          10.11*    Loan   Agreement   by   and   between    Horizon    Personal
                    Communications,    Inc.   and   Rural   Telephone    Finance
                    Cooperative, dated August 29, 1997.

          10.12*    Horizon Telcom Guaranty,  dated August 29, 1997.

          10.13*    Loan    Agreement,    by   and   between   Bright   Personal
                    Communications Services, LLC and Rural Telephone Finance Corporation, dated April 28, 2000.

          10.14 Loan Agreement dated May 31, 2000 by and between Horizon Personal Communications, Inc. and Rural Telephone Finance Cooperative.

          10.15 Amendment to Loan Agreement dated as of June __, 2000 by and between Horizon Personal Communications, Inc. and Rural Telephone Finance Cooperative.

          10.16     Horizon Telcom Guaranty dated June __, 2000.

          10.17* Commitment letter from RTFC with regard to $235 million loan to the Registrant

          10.18* Registration Rights Agreement, dated June __, 2000, by and among the Registrant and those persons listed on the attachment to the Contribution and Exchange Agreement.

          10.19+ Network Services Agreement by and between West Virginia PCS Alliance, L.C., Virginia PCS Alliance, L.C. and Horizon Personal Communications, Inc., dated August 12, 1999.

          10.20 Assignment and Agreement by and between SprintCom, Inc., Horizon Personal Communications, Inc., West Virginia PCS Alliance, L.C. and Virginia PCS Alliance, L.C., dated August 12, 1999.

          10.21* Purchase and Sale Agreement by and between Motorola, Inc. and Horizon Personal Communications, Inc., dated May 2, 1997.

          10.22* Bridge Note Purchase Agreement by and between Horizon Personal Communications, Inc. and First Union Investors, Inc., dated February 15, 2000

          10.23*    13%  Senior   Subordinated   Promissory  Note  from  Horizon
                    Personal Communications, Inc. to First Union Investors, Inc., dated February 15, 2000.

          10.24*    Conversion  Agreement,   by  and  between  Horizon  Personal
                    Communications and First Union Investors, Inc., dated _____,

          10.25*    Form of Horizon PCS, Inc. 2000 Stock Option Plan.

          10.26+ Site Development Agreement by and between Horizon Personal Communications, Inc. and SBA Towers, Inc., dated August 17, 1999.

          10.27+ Master Site Agreement by and between SBA Towers, Inc. and Horizon Personal Communications, Inc., dated July __, 1999.

          10.28+    Master  Design  Build   Agreement  by  and  between  Horizon
                    Personal Communications, Inc. and SBA Towers, Inc., dated August 17, 1999.

          10.29+ Master Site Agreement by and between SBA Towers, Inc. and Bright Personal Communications Services, LLC, dated October 1, 1999.

          10.30+ Master Design Build Agreement by and between Bright Personal Communications Services, LLC and SBA Towers, Inc., dated October 1, 1999.

          10.31 Services Agreement, dated May 1, 2000, between Horizon Personal Communication, Inc. and Horizon Services, Inc.

          10.32 Lease Agreement, dated May 1, 2000 between Chillicothe Telephone Company and Horizon Personal Communications, Inc.

          10.33 Services Agreement, dated May ____, 2000 between Horizon Personal Communications, Inc. and United Communications, Inc.

          10.34     Form  of  Indemnification  Agreement  dated  ______________,
                    2000.

          10.35* Amended and Restated Tax Allocation Agreement dated May 1, 2000 by and among Horizon Telcom, Inc., Chillicothe Telephone Company, Horizon Personal Communications, Inc., United Communications, Inc., Horizon Services, Inc., and Horizon PCS, Inc.

          10.36     Form of Lock-up Agreement.

          21.1**    Subsidiaries of Horizon

          23.1      Consent of Arthur Andersen, LLP

          23.2* Consent of Arnall Golden & Gregory, LLP (contained in legal opinion filed as Exhibit 5.1)

          24.1      Powers of Attorney (set forth on the signature page hereto)

          27.1      * Financial Data Schedule


     ---------------

     *    to be filed by amendment.

     **   previously filed.

     *** In accordance with Item 601(b)(2) of Regulation S-K, the schedules have been omitted and a list briefly describing the schedules is at the end of the Exhibit. The Registrant will furnish supplementally a copy of any omitted schedule to the Commission upon request.

     + The Registrant has requested confidential treatment for certain portions of this exhibit pursuant to Rule 406 of the Securities Act of 1933, as amended.